EXHIBIT 16

                              AOL TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019


                                  May 20, 2002



Banco Itau, S.A.
Banco Itau, S.A.-Cayman Branch
Itau Bank Limited
c/o Banco Itau, S.A.
Rua Boa Vista, 176, 14. andar, corpo 1
CEP 01014-919
Sao Paulo, SP, Brasil



Ladies and Gentlemen:

Reference is made to the Voting Agreement, dated as of March 8, 2002 (the "Voting Agreement"), by and among AOL Time Warner Inc., Banco Itau S.A., Banco Itau S.A.-Cayman Branch and Itau Limited (each a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used in this letter and not defined herein will have the meanings ascribed to such terms in the Voting Agreement.

Each Stockholder hereby agrees to amend the Voting Agreement by deleting Attachment 1 thereto and substituting Attachment 1 to this letter in lieu thereof. Each Stockholder further agrees that its obligations under Section 2.1 of the Voting Agreement with respect to the Charter Amendments shall apply to all the amendments contemplated by Attachment 1 (as substituted hereby), whether proposed in one or more than one stockholder proposal and whether effected through one or more filings with the Secretary of State of the State of Delaware of certificates of amendment to the Certificate and/or a restated certificate of incorporation of the Company which incorporate such changes (so long as (i) the amendments set forth in Attachment 1 to this letter are not combined with other amendments not set forth in Attachment 1 to this letter or otherwise to be effected in a manner, in either case, whereby the Stockholders are not able to separately vote solely on the amendments set forth in Attachment 1 to this letter without voting on other amendments not set forth in Attachment 1 to this letter and (ii) each amendment set forth in Attachment 1 to this letter is either to be (A) voted on and take effect at the same time as the other amendments set forth in Attachment 1 to this letter or (B) conditioned upon the approval by stockholders of, and simultaneous effectiveness of, each other amendment set forth in Attachment 1 to this letter). Except as expressly amended by this letter, the Voting Agreement is and shall continue to be in full force and effect in accordance with its terms.


                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Your signature below indicates your acceptance of the foregoing.


                                                     Very truly yours,

                                                     AOL TIME WARNER INC.


                                                     By: ______________________
                                                          Name:
                                                          Title:








Agreed and Acknowledged:




BANCO ITAU, S.A.


By:____________________________
      Name:
      Title:



BANCO ITAU, S.A. - CAYMAN BRANCH



By:____________________________
      Name:
      Title:



ITAU BANK LIMITED



By:____________________________
      Name:
      Title:

                                  Attachment 1



                        [see Attachment 1 to Exhibit 14]